UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

August 1, 2024

CAMPBELL SOUP COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3822	21-0419870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campbell Place
Camden, New Jersey 08103-1799
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2024, Campbell Soup Company (the “Company”), acting pursuant to authorization from its Board of Directors, provided notice to the New York Stock Exchange (the “NYSE”) that it intends to voluntarily withdraw the listing of its capital stock, par value $0.0375 per share (the “Capital Stock”) from the NYSE and transfer the listing of its Capital Stock to The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects that the listing and trading of its Capital Stock on the NYSE will end at market close on August 16, 2024, and that trading will begin on Nasdaq at market open on August 19, 2024. The Capital Stock has been authorized for listing on Nasdaq and will continue to trade under the stock symbol “CPB.”

Item 7.01. Regulation FD Disclosure.

On August 1, 2024, the Company issued a press release announcing the transfer of the listing of its Capital Stock to Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press Release, dated August 1, 2024.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: August 1, 2024	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Executive Vice President, General Counsel and Corporate Secretary